Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of this Amendment No. 4 to Schedule 13D, including amendments thereto, with respect to the shares of Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share, of Constellation Brands, Inc. and further agrees that this Joint Filing Agreement be filed with the Securities and Exchange Commission as an exhibit to such filing; provided, however, that no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate (as provided in Rule 13d-1(k)(1)(ii)). This Joint Filing Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the persons named below have executed this Joint Filing Agreement as of the dates set forth below.

Signature

After reasonable inquiry and to the best of my knowledge and belief I certify that the information set forth in this statement is true, complete and correct.

Dated: April 30, 2009	/s/ Richard Sands
Richard Sands

Dated: April 30, 2009	/s/ Robert Sands
Robert Sands

Dated: April 30, 2009	/s/ Abigail Bennett
Abigail Bennett

Dated: April 30, 2009	/s/ Zachary Stern
Zachary Stern

Dated: April 30, 2009	CWC Partnership-I

	By:	/s/ Richard Sands
Richard Sands, Co-Managing Partner

	By:	/s/ Robert Sands
Robert Sands, Co-Managing Partner

Dated: April 30, 2009	Trust for the benefit of Andrew Stern, M.D. under Article “FIFTH (D)” of the Will of Laurie Sands

	By:	/s/ Richard Sands
Richard Sands, Special Voting Trustee

	By:	/s/ Robert Sands
Robert Sands, Special Voting Trustee

Dated: April 30, 2009	CWC Partnership-II*

	By:	The 1995 Robert Sands Descendants Trust
	Its:	Managing Partner

		By:	/s/ Richard Sands
Richard Sands, Family Trustee

		By:	/s/ Robert Sands
Robert Sands, Family Trustee

*	Executed by this person solely in such person’s capacity as a member of the Group described in the Amendment to Schedule 13D to which this Joint Filing Agreement is attached as an Exhibit.